As filed with the Securities and Exchange Commission on June 14, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

GANDER MOUNTAIN COMPANY

(Exact name of Registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1990949 (I.R.S. Employer Identification No.)

180 East Fifth Street, Suite 1300 Saint Paul, Minnesota 55101 (Address of principal executive offices)	55437 (Zip Code)

Gander Mountain Company Employee Stock Purchase Plan
Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan
(Full title of the plan)

Dennis M. Lindahl
Executive Vice President and Chief Financial Officer
Gander Mountain Company
180 East Fifth Street, Suite 1300
Saint Paul, Minnesota 55101
(Name and address of agent for service)

Telephone number, including area code, of agent for service:  (651) 325-4300

Copies to:

Eric R. Jacobsen Senior Vice President and General Counsel Gander Mountain Company 180 East Fifth Street, Suite 1300 Saint Paul, Minnesota 55101 (651) 325-4300	W. Morgan Burns Faegre & Benson LLP 2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901 (612) 766-7000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
COMMON STOCK, $.01 PAR VALUE, ISSUABLE PURSUANT TO:
Gander Mountain Company Employee Stock Purchase Plan
Reserved for Future Grants	500,000	$12.02	(3)	$6,010,000	$708
Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan
Reserved for Future Grants	1,856,000	$12.02	(3)	$22,309,120	$2,626

(1)

This Registration Statement will also cover any additional shares of Common Stock that become issuable under the Gander Mountain Company Employee Stock Purchase Plan or Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)

Computed in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933. This computation is based on the average of the high and low prices as reported on the Nasdaq National Market on June 8, 2005.

GANDER MOUNTAIN COMPANY

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering 500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Gander Mountain Company Employee Stock Purchase Plan, as well as an additional 1,856,000 shares of the Registrant’s Common Stock to be issued pursuant to the Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan.  In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Gander Mountain Company 2004 Omnibus Stock Plan (File No. 333-118909) is incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission pursuant to the Securities Exchange Act of 1934 are, as of their respective dates, incorporated herein by reference and made a part hereof:

(1)           The Annual Report on Form 10-K of the Registrant for the fiscal year ended January 29, 2005 (which incorporates by reference certain portions of the Registrant’s definitive proxy statement for its 2005 annual meeting of shareholders) filed pursuant to Section 15(d) of the Securities Exchange Act of 1934;

(2)           All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the filing of the annual report referred to in (1) above; and

(3)           The description of the Registrant’s Common Stock that is contained in the Registration Statement on Form 8-A (Registration No. 000-50659) dated March 30, 2004 under the Securities Exchange Act of 1934 and all amendments and reports filed for the purpose of updating this description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all of the shares of Common Stock offered have been sold or that deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of these documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes the statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, this indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

The Registrant also maintains a director and officer insurance policy to cover the Registrant, its directors and its officers against certain liabilities.

Item 4.  Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the “Corporation Act”).  Section 302A.521 of the Corporation Act provides in substance that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of his or her official capacity against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met.  These criteria, all of which must be met by the person complained of in the proceeding, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he or she reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation.  The determination as to eligibility for indemnification is made by the members of the corporation’s board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant (1)
3.2	Amended and Restated Bylaws of the Registrant (2)
4	Specimen of common stock certificate (3)
5	Opinion of Faegre & Benson LLP, counsel for the Registrant
23.1	Consent of Faegre & Benson LLP (included in Exhibit 5 to this Registration Statement)
23.2	Consent of Ernst & Young, LLP
24	Powers of Attorney
10.1	Gander Mountain Company Employee Stock Purchase Plan (4)
10.2	Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan (5)
10.3	Form of Incentive Stock Option Agreement under Gander Mountain Company 2004 Omnibus Stock Plan (6)
10.4	Form of Non-Statutory Stock Option Agreement (Employee) under Gander Mountain Company 2004 Omnibus Stock Plan (7)
10.5	Form of Non-Statutory Stock Option Agreement (Director) under Gander Mountain Company 2004 Omnibus Stock Plan (8)

(1)                                  Incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004.

(2)                                  Incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004.

(3)                                  Incorporated by reference to Exhibit 4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-112494), filed with the Commission on March 15, 2004.

(4)                                  Incorporated by reference to Exhibit C to the Registrant’s definitive proxy statement for its 2005 annual meeting of shareholders (File No. 000-50659), filed with the Commission on May 6, 2005.

(5)                                  Incorporated by reference to Exhibit B to the Registrant’s definitive proxy statement for its 2005 annual meeting of shareholders (File No. 000-50659), filed with the Commission on May 6, 2005.

(6)                                  Incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-118909), filed with the Commission on September 10, 2004.

(7)                                  Incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-118909), filed with the Commission on September 10, 2004.

(8)                                  Incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-118909), filed with the Commission on September 10, 2004.

Item 9.  Undertakings.

A.            The Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Saint Paul, State of Minnesota on the 14th day of June, 2005.

Gander Mountain Company

By	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President,
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 14, 2005 by the following persons in the capacities indicated:

Name	Title

/s/ Mark R. Baker	Chief Executive Officer, President and
Mark R. Baker	Director (Principal Executive Officer)

/s/ Dennis M. Lindahl	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Dennis M. Lindahl	(Principal Financial and Accounting Officer)

/s/ *	Chairman of the Board
Ronald A. Erickson

/s/ *	Director
Karen M. Bohn

/s/ *	Director
Marshall L. Day

/s/ *	Director
Richard C. Dell

/s/ *	Director
Gerald A. Erickson

/s/ *	Director
Dale Nitschke

*                                         Dennis M. Lindahl, by signing his name hereto, does hereby sign this document on behalf of each of the above-named directors of the registrant pursuant to powers of attorney duly executed by these persons.

/s/ Dennis M. Lindahl
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description	Description
3.1	Amended and Restated Articles of Incorporation of the Registrant	Incorporated by reference
3.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference
4	Specimen of common stock certificate	Incorporated by reference
5	Opinion of Faegre & Benson LLP, counsel for the Registrant	Filed herewith
23.1	Consent of Faegre & Benson LLP	Included in Exhibit 5 to this Registration Statement
23.2	Consent of Ernst & Young, LLP	Filed herewith
24	Powers of Attorney	Filed herewith
10.1	Gander Mountain Company Employee Stock Purchase Plan	Incorporated by reference
10.2	Amended and Restated Gander Mountain Company 2004 Omnibus Stock Plan	Incorporated by reference
10.3	Form of Incentive Stock Option Agreement under Gander Mountain Company 2004 Omnibus Stock Plan	Incorporated by reference
10.4	Form of Non-Statutory Stock Option Agreement (Employee) under Gander Mountain Company 2004 Omnibus Stock Plan	Incorporated by reference
10.5	Form of Non-Statutory Stock Option Agreement (Director) under Gander Mountain Company 2004 Omnibus Stock Plan	Incorporated by reference